UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2018

Churchill Downs Incorporated
(Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222
(Address of principal executive offices)
(Zip Code)

(502) 636-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                             ☐

Item 7.01.	Regulation FD Disclosure.
On February 28, 2018, Churchill Downs Incorporated ("CDI") announced that it entered into two separate definitive asset purchase agreements with Eldorado Resorts, Inc. and certain of its subsidiaries to acquire substantially all of the assets and properties used in connection with the operation of Presque Isle Downs & Casino (“Presque Isle”) in Erie, Pennsylvania, and Lady Luck Casino (“Lady Luck Vicksburg”) in Vicksburg, Mississippi for total aggregate consideration of approximately $229.5 million, to be paid in cash, subject to certain working capital and other purchase price adjustments.
The transactions are dependent on usual and customary closing conditions, including CDI or its affiliates securing gaming licenses from the Pennsylvania Gaming Control Board and the Mississippi Gaming Commission as well as a racing license from the Pennsylvania State Horse Racing Commission.
The Lady Luck Vicksburg transaction is expected to close in the second quarter of 2018. Closing of the Presque Isle transaction, which is conditioned on the closing of the Lady Luck Vicksburg transaction, is expected to close in the fourth quarter of 2018.
A copy of the press release announcing the acquisitions is furnished hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits
99.1Press Release dated February 28, 2018 issued by Churchill Downs Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

Date: February 28, 2018	By:	/s/ Bradley K. Blackwell
	Name:	Bradley K. Blackwell
	Title:	Senior Vice President, General Counsel and Secretary